Exhibit 3.131

Delaware          PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES PASCO COUNTY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TENTH DAY OF JANUARY, A.D. 2003, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES PASCO COUNTY, LLC”.

3613552         8100H

121188169

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957432

DATE: 11-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF

ADVANCED DISPOSAL SERVICES PASCO COUNTY, LLC

ARTICLE I- NAME

The name of this Limited Liability Company is Advanced Disposal Services Pasco County, LLC (the “Company”).

ARTICLE II- INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III- OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 10th day of January, 2003.

Charles R. Curley, Jr.

Authorized Person of Company

STATE OF DELAWARE

SHORT FORM CERTIFICATE OF DISSOLUTION

(Pursuant to Sections 275 and 391(a)(5)(b)

1. Name of Corporation FREEDINVEST N.V. CORP.

2. The corporation has no assets and has ceased transacting business.

3. The corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by Section 503 of the General Corporation Law of the State of Delaware.

4. The corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

5. The dissolution has been authorized by the board of directors and stockholders or by unanimous consent of stockholders on May 15, 2002

6. The names and addresses of the directors and officer.; of the corporation are as follows:

NAME	TITLE	ADDRESS

Joseph A. Sanz	Director/President	9000 SW l52nd St., Ste. 106 Miami, FL 33157

Vito Chiantera	Director/VP	Same as above

Norman J. Buhrmaster	Director/Secretary	Same as above

7. The signatory hereto acknowledges the above statements to be true.

By:

Authorized Officer

Name: JOSEPH A. SANZ, President

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